EXHIBIT 99.2
Gibraltar
Fourth-Quarter 2007
Earnings Conference Call
February 19, 2008
Final

KEN
Thank you Carissa, and welcome to our quarterly conference call.
Before we begin, I want to remind you that this call may contain forward-looking statements about future financial results. Our actual results may differ materially, as a result of factors over which Gibraltar has no control. These factors are outlined in the news release we issued last night and in our filings with the SEC.
If you did not receive the news release on our fourth-quarter results, you can get a copy on our Web site, at www.gibraltar1.com.
At this point, I’d like to turn the call over to Gibraltar’s chairman and chief executive officer, Brian Lipke.
Brian...

BRIAN
Thanks, Ken.
Good morning everyone. With me today is Henning Kornbrekke, our President and COO; Dave Kay, our CFO; and Ken Houseknecht, our VP of Communications and Investor Relations. Thanks for joining us.
This morning, I’m going to focus my comments on three main areas:
y First, I’ll highlight our 2007 results and the many actions we took last year which strengthened our business platform and give us positive momentum as we move into the year ahead.
y Next, I’ll provide a quick overview of our fourth-quarter results, which Henning and Dave will discuss in greater detail.

y And finally, I want to take a more strategic, longer-term look at the steps we are taking to transform and position Gibraltar for increased success in the future.
Following that, Dave will discuss our financial results, then Henning will go over our corporate and segment performance and provide more detail on our outlook for the year ahead.
After our prepared remarks are completed, we will open the call to your questions.
For the year, our sales increased by 6% to $1.3 billion, which was a function of the acquisitions we made over the last two years. Moreover, in spite of a very difficult operating environment that intensified as the year progressed, we generated net income from continuing operations before special charges of $36 million, or $1.19 per share, in 2007.

We also generated positive cash flow, which allowed us to pay off $65 million of debt in the fourth quarter. As we continue to actively manage our inventory and working capital, our focus is to continue to pay down debt as we move through 2008.
Importantly, we also initiated a number of actions in 2007 – some of which are continuing this year – that will provide positive momentum as we move forward.
y We acquired three companies – Dramex, Noll/NorWesCo, and Florence – which together added approximately $160 million of annualized higher-margin sales, broadened our geographic coverage, and continued to build our niche product leadership positions.
y We continued to divest businesses that no longer provide a good strategic fit or which cannot meet our performance targets. Last year, we sold our Hubbell Steel service center and a small bath cabinet line. Those businesses had combined annual sales of approximately $55 million. This process of evaluating our portfolio of companies and businesses is ongoing, and we will continue to focus our resources and capital on those areas which provide the best strategic fit and produce the highest returns for our stakeholders.
y We’ve also taken a number of steps to lower the cost structure and improve the performance of our remaining businesses. We will continue to streamline our operations and use Lean manufacturing techniques to improve the performance of existing businesses. Last year, we consolidated our two Buffalo-area cold-rolled strip steel facilities into a single operation, and in total we have consolidated or eliminated 11 facilities since the beginning of 2007, with a number of additional consolidations underway or planned for 2008.

As we said in our news release last week, slower conditions in our two primary markets – residential building and automotive – reduced our fourth-quarter results from earlier expectations. The slowdown in the residential building market deepened in the quarter, and many of our customers responded by substantially reducing their orders in order to control their inventories, which adversely affected our volumes and mix. The weakness in the housing and credit markets spilled over into other areas, including the automotive sector, and our business there was also below our earlier expectations.
Our fourth-quarter earnings were also negatively impacted by a tax-related charge, as well as some purchase accounting adjustments, which together resulted in a loss from continuing operations of $.01 per share.
It is important to note, however, that we had earnings from continuing operations of

$1.1 million, or $.03 per share, exclusive of these items.
Our sales in the quarter increased by 11% to $309 million, again driven by our 2007 acquisitions, in spite of a decline in sales from existing businesses of approximately 5%.
Unfortunately, much of the progress we made in 2007 – through acquisitions, divestitures, improvements to our remaining businesses, and active asset and working capital management – has been obscured by lower volumes and adverse changes to our mix, which are solely a result of the sharp downturn in our two largest markets. Even though it is not fully apparent in this operating environment, our many activities to strengthen and strategically transform Gibraltar have better positioned the Company for new thresholds of performance as the markets we serve return to more normal levels of activity.

It is also important to note that, even if difficult conditions do persist in our two primary markets – and our 2008 business forecast anticipates additional softening in both the residential building and automotive markets – we see opportunities for improvement in the year ahead simply as a result of streamlining and consolidation efforts completed during 2007, a full year of activity from our three newest acquisitions without the impact of purchase accounting adjustments which are behind us now, and the improved operating platform of the business overall.
Longer term, the actions we’ve taken have positioned us for significantly improved results once the markets we serve begin to move back toward more historic activity levels.
As we work our way through this slowdown, we have identified a series of additional actions that will continue to improve Gibraltar’s core operating characteristics, generate cash flow from operations, and allow us to pay down additional debt, which is a key focus during 2008.
That takes care of my opening comments. At this point, I’ll turn the call over to Dave and Henning for a deeper look at our operational performance.
Dave.

DAVE
Thanks, Brian.
As Brian mentioned, our fourth-quarter sales from continuing operations of $309 million dollars increased by approximately 11% from a year ago directly as a result of our 2007 acquisitions of Dramex, Noll/NorWesCo, and Florence.
Sales from continuing operations in 2007 were $1.3 billion dollars, up by approximately 6% when compared to 2006. Exclusive of acquisitions, sales were down by 5% in the quarter and 6% for the year, largely the result of the slowdown in the residential building market.
Income from operations in the quarter was $9.7 million dollars, compared to $20.3 million dollars in the fourth quarter of last year. For the full year of 2007, income from operations was

$81.3 million dollars, compared to $119.4 million dollars in 2006.
As noted in our earnings release, our fourth-quarter results from continuing operations were negatively impacted by an income tax-related charge. As pre-tax income fell below projected levels at the end of the third quarter, the impact of permanent differences between book and taxable income caused an increase in the effective tax rate used in the 4th quarter. The result of this tax adjustment reduced our earnings by approximately $.03 per share.
Fourth-quarter income from continuing operations was also negatively impacted by inventory purchase accounting adjustments from the Noll/NorWesCo and Florence acquisitions. The impact of expensing these charges on a pre-tax basis amounted to approximately $700 thousand dollars, or $.01 per share after tax.

Our reported fourth-quarter results from continuing operations, after the effect of these special items, was a loss of $332 thousand dollars, or $.01 per share.
Without the special items, our fourth-quarter income from continuing operations would have been $1.1 million dollars, or $.03 per share.
For the full-year 2007, reported income from continuing operations, was $31.1 million dollars, compared to $50.1 million dollars in 2006.
Earnings per share from continuing operations in 2007 were $1.03, compared to $1.67 per share in 2006.
Selling, general, and administrative expenses amounted to $38.1 million dollars in the quarter, or 12.3% of sales, compared to $30.2 million dollars, or 10.9% of sales, in the same quarter of last year. Excluding the effect of acquisitions, which added $5.1 million dollars, SG&A increased $2.9 million dollars from last year. Fourth-quarter 2006 SG&A costs were favorably impacted by several adjustments, most notably vacation and workers’ compensation accrual adjustments, as well as the favorable impact of truing up bad debt reserves.
Total interest expense amounted to $8.8 million dollars in the quarter, compared to $6.6 million dollars in the fourth quarter of last year. The increase is primarily the result of higher average borrowing levels largely as a result of acquisition activity.
From a cash flow perspective, we generated EBITDA from continuing operations of $19.2 million dollars in the fourth quarter of this year, compared to $26.9 million dollars in the fourth quarter of 2006. For the full year of 2007, we generated EBITDA of $115.6 million dollars, compared to $145.0 million dollars in 2006.
On a consolidated basis, we turned our inventories 4.8 times during the quarter, compared to 4.0 times in the fourth quarter of last year. In addition, we were able to reduce our inventories by approximately $16 million dollars in the fourth quarter and $43 million dollars during the year.
In the fourth quarter, we repaid approximately $65 million dollars worth of debt, reducing our year-end debt-to-total capital ratio to 46% from approximately 49% at the end of the third quarter. As Brian noted, we will continue to aggressively manage our debt and working capital levels in the year ahead, with a clear objective of further reducing our debt.
Average days outstanding in receivables were 55 days for both the current and prior-year quarters.

Our capital spending amounted to $18.8 million dollars in 2007, which is approximately 71% of depreciation. We expect to spend a total of $20 to $22 million dollars in 2008, or approximately 70-75% of our projected depreciation expense.
During the year, we also paid out approximately $6 million dollars in dividends.
At December 31, we continued to be in full compliance with all of our debt covenants.
Looking forward to 2008, we will be focusing a great deal of attention on managing the capital we have invested in the business. We have built specific working capital targets into the operating plans of each business unit with a goal of further reductions, which combined with cash generated from operations will permit us to generate more free cash flow and further de-lever the company.

Now I will turn the call over to Henning for a more detailed analysis of operations.

HENNING
Thanks, Dave.
Net sales from continuing operations, as Dave noted earlier, were $309 million in the fourth quarter, up 11% from a year ago.
Our gross margin of 15.5% fell 2.7 percentage points from the fourth quarter of 2006 and our operating margin of 3.2% was 4.1 percentage points lower than the year-ago quarter. The declines for the quarter and year were the result of adverse volume and mix changes in our Building Products segment, higher material costs in our processed metals business, higher SG&A expenses driven by acquisitions, and unfavorable purchase accounting adjustments.
Looking at the results of our two segments, Building Products had a fourth-quarter sales increase of 15% to $218 million. The increase was the result of our acquisition of the UK-

based Expanded Metal Company in November of 2006 and our three 2007 acquisitions, as well as continued strength in the commercial and industrial building product markets, which helped offset much lower sales to the retail and new-build housing market. Excluding acquisitions, Building Products sales were down 9.1%, a function of the 52% decline in housing starts over the last two years and the approximately 23% decline in the repair and remodel market.
Gross margins were 17.9%, compared to 22.2% in the fourth quarter of 2006, a result of lower volumes, higher material cost, an unfavorable product mix, and purchase accounting adjustments related to recent acquisitions.
The operating margin was 6%, compared to 11.3% in the fourth quarter of 2006, a function of the lower gross margins and higher year-end adjustments to accruals.

Our Processed Metal Products segment had fourth-quarter sales of $90 million, up 3% from a year ago, a result of higher material prices.
Our gross margin was 10.3%, up 1.3 percentage points from the year-ago quarter, and the operating margin was 6.3%, up from 5.4% in the fourth quarter of 2006, driven by improvements at our strip steel and powdered copper businesses.
At this point, let me provide some perspective on our outlook for 2008.
From its peak at the beginning of 2006, the new housing market has fallen by more than 50 percent, and some markets – like Florida, California, Arizona, and Nevada, areas where we have sizeable operations – are down even more. We are now in the 26th month of the housing market downturn.
Our 2008 business plan anticipates additional

softening in the housing and automotive markets. We expect 965,000 single- and multi-family housing starts in 2008 and an auto build of 14 million. Our business plan also expects macro economic growth will be slow, with a GDP of 1.5% for the year.
Both the magnitude and length of the current slowdowns indicate that they could stabilize and begin to rebound later this year.
Our Building Products businesses that are most closely aligned with the new-build housing market – like our structural connectors, metal lath, and some ventilation products – will continue to experience below-normal activity levels. And since these are some of our highest value-added products, this is adversely affecting our mix and margins.
Helping to offset the lower new-build activity levels are the commercial, industrial, and international markets, which are still growing.

In addition, we have closed or consolidated 11 facilities, reduced corporate SG&A by 11%, and restructured our businesses to run at lower volumes.
We will also benefit from a full-year contribution from our three most recent acquisitions – Dramex, Noll/NorWesCo, and Florence – which together added approximately $160 million of higher-margin sales, primarily in the commercial and industrial markets.
In our Processed Metal Products segment, the consolidation of our Buffalo-area strip steel facilities, the disposition of our Hubbell assets, continued growth of our powdered metal operations in China, and steady volumes at our North American powdered metal business will provide improved margins even at lower volumes for our strip steel business, which are being driven by a North American auto build that is down approximately 7% from 2007.

In light of all of these considerations, we expect our 2008 EPS from continuing operations will be in the range of $1.05 to $1.25, barring a significant change in business conditions.
As we move through the first half of the year, we expect to see the normal seasonal increase in activity.
As we look further ahead, we will continue to benefit from our 2007 initiatives, including our many lean projects, facility consolidations, and the continued streamlining of our existing businesses, all of which have lowered our cost structure.
As a result of these actions – and our continued focus on operational excellence and driving out costs – we see opportunity for an improved performance in 2008, even with difficult conditions in our two primary markets. Longer term, Gibraltar is well positioned to optimize its performance when the markets we serve improve and move back toward their historic levels.
Throughout 2008, we will remain focused on generating progressive improvements in all of our businesses, carefully managing our assets, maximizing our cash flow to pay down debt, while continuing to improve Gibraltar’s core operating characteristics.
At this point, I’ll turn the call back over to Brian.

BRIAN
Thanks, Henning.
Before we open the call to your questions, let me make a couple of closing comments.
In spite of the most severe housing market downturn in a generation, we continued to operate profitably in 2007 and we made a number of operational improvements to the business. We clearly ended the year a much stronger company than we began it, even though our financial results may not be indicative of that fact.
More importantly, as Henning said, we see opportunity for an improved performance in the year ahead. We believe Gibraltar is strategically well positioned and poised to do well even in a weak and uncertain economic environment. When the markets we serve turn for the better, the progress we’ve made will become readily apparent. And with each passing day, we are one day closer to seeing our markets return to more normal levels – as they always have.
That concludes all of our prepared comments for today. At this point, we’ll be glad to open the call to questions that any of you may have.
Q & A Session
Thank you for joining us this morning, and for your continuing interest in Gibraltar.
Clearly, we believe we’re taking a wide variety of actions that will both, in the short-term, help us improve our performance even during these difficult markets, but more importantly, set the stage for a substantially improved performance once our major markets return to more normal levels of business activity. And as I said earlier, everyday that we’re in these markets, we’re one day closer to coming out of them.

We look forward to talking with you again in three months, and updating you on our continued progress.